Exhibit 32.2

CERTIFICATION PURSUANT TO 8 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Element 21 Golf Company (formerly BRL Holdings, Inc.) (the "Registrant") on Form 10-QSB for the quarter ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, John Grippo, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 18, 2006	By:	/s/ John Grippo
John Grippo Chief Financial Officer